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                                                                       Exhibit 5




                               November 27, 1996



Philip Morris Companies Inc.
120 Park Avenue
New York, New York  10017


                             Registration with the
                     Securities and Exchange Commission of
            Debt Securities and Warrants to Purchase Debt Securities
            --------------------------------------------------------


Ladies and Gentlemen:

             We have acted as counsel to Philip Morris Companies Inc., a Virginia corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), of $3,000,000,000 aggregate principal amount of Debt Securities and the filing of Post-Effective Amendment No. 1 to Registration Statement No. 1 to Registration Statement 33-49195 relating to $337,550,000 aggregate principal amount of Debt Securities (together, the "Debt Securities") and Warrants to Purchase Debt Securities (the "Debt Warrants").

             We have examined originals or reproductions or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things, (i) the Articles of Incorporation and by-laws of the Company, (ii) resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the issuance, offering and sale of the Debt Securities and the Debt Warrants, (iii) the Company's Registration Statement on Form S-3 relating to the Debt Securities and the Debt Warrants to be filed with the Commission on or about the date hereof and the Company's Post-Effective Amendment No. 1 to Registration Statement No. 33-49195 (the "Registration Statements"), (iv) the form of the Indenture dated as of December 2, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), relating to the Debt Securities and (v) the forms of Debt Warrant Agreements (the "Debt Warrant Agreements") between the Company and a debt warrant agent (the "Debt Warrant Agent"). In this examination, except
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Philip Morris Companies Inc.
November 27, 1996
Page 2


with respect to documents executed by officers of the Company in our presence, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies and the authenticity of the originals of such latter documents.

             Based upon the foregoing, we are of the opinion that:

             1. The Indenture has been duly authorized and, when duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and the Debt Securities have been duly authorized and, when the final terms thereof have been duly approved by all necessary corporate action and when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

             2. The Debt Warrant Agreements have been duly authorized and, when the final terms thereof have been duly approved by all necessary corporate action and when duly executed and delivered by the Company pursuant to the Resolutions and assuming due authorization, execution and delivery thereof by the applicable Debt Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their terms; and the Debt Warrants have been duly authorized and, when duly executed by the Company and countersigned by the Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement and delivered to and paid for by the purchasers thereof pursuant to the Resolutions, will be legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

             The opinions set forth above are subject to the qualifications that
(a) the validity and enforcement of the Company's obligations under the Indenture and the Debt Securities, and the Debt Warrant Agreements and the Debt Warrants may be subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equity principles and any implied covenant of good faith and fair dealing (whether considered in a proceeding at law or in equity), (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court
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Philip Morris Companies Inc.
November 27, 1996
Page 3



before which any proceeding therefor may be brought and (c) with respect to the enforceability of the Indenture, no opinion is expressed with respect to Section 516 thereof.

             We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statements and to statements referring to our firm under the caption "Validity of Debt Securities and Debt Warrants" in the Prospectus that forms a part of the Registration Statements. By giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Hunton & Williams